UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

Quepasa Corporation
 (Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Datura Street, Suite 1100 West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 491-4181

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 7.01	Regulation FD Disclosure.

On May 29, 2008, Quepasa Corporation (the “Company”) received a notice letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with the requirements for continued listing on The Nasdaq Capital Market (the “Listing Requirements”).

As reported in the Company’s Form 10-Q for the quarter-ended March 31, 2008, the Company’s stockholders’ equity was ($2,489,219) million. Based on our closing price of $2.63 on May 8, 2008, the market value of listed securities was $33,266,439. Additionally, the Company’s reported net losses from continuing operations were $13,358,499, $13,606,031 and $2,958,885 for the three previous fiscal years.

Under Nasdaq Marketplace Rule 4310(c)(3), the Company is required to maintain a minimum of: (i) $2,500,000 million in stockholders’ equity, or (ii) $35,000,000 in market value of listed securities, or (iii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Thus, the Company is non-compliant under the Listing Requirements.

Under Nasdaq Marketplace Rule 4310(c)(8)(C), the Company has 30 days to achieve compliance. Practically, it may regain compliance by either completing a transaction with a related party to meet the minimum equity test, as discussed below, or by meeting a $35,000,000 market value for 10 consecutive business days during the 30 day period.

The Company has reached an oral understanding with the related party to terminate a support agreement and issue $2,500,000 of preferred stock to the related party. The effect would be to eliminate over $7,000,000 in indebtedness and add shareholders equity equal to the debt eliminated and the value of the preferred stock. This would achieve compliance with the Listing Requirement. The Company has submitted a draft of a definitive agreement and the terms of the preferred stock to counsel for the related party, and discussions are ongoing. If the proposed transaction is not consummated within the 30 day period ending June 30, 2008 or the market value test is not met within that period, Nasdaq may delist the Company’s common stock.

As reported on a Form 8-K filed with the Securities Exchange Commission on April 9, 2008, the Company previously was not in compliance with the Listing Requirements. Shortly thereafter, the Company was in compliance with the market value threshold requirement of $35,000,000 from an increase in its stock price.

In accordance with Nasdaq Marketplace Rule 4803(a), the Company has issued a press release announcing receipt of the Letter. A copy of the press release is furnished as Exhibit 99 in this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99. Press Release dated May 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUEPASA CORPORATION

Date: May 30, 2008	By: /s/ Michael D. Matte
Name: Michael D. Matte
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99. Press Release dated May 30, 2008